AMENDMENT NO. 1 TO

INVESTMENT ADVISORY AGREEMENT

            THIS AMENDMENT to the Investment Advisory Agreement (the “Agreement”) by and between STADION INVESTMENT TRUST, a Delaware statutory trust (the “Trust”), on behalf of the STADION TACTICAL DEFENSIVE FUND (formerly the Stadion Core Advantage Portfolio), a series of shares of the Trust (the “Fund”), and STADION MONEY MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”), is made by and between the parties this 1st day of May, 2017.

            WHEREAS, to incorporate an additional fee breakpoint, the parties wish to amend the fee paid to the Advisor under the terms of the Agreement;

            NOW, THEREFORE in consideration of the mutual premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree to the following:

            1.         Section 3 of the Advisory Agreement is hereby amended and restated in the form attached hereto as Exhibit A.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

STADION INVESTMENT TRUST             STADION MONEY MANAGEMENT, LLC

/s/ Gregory L. Morris                                     /s/ Judson P. Doherty

By: Gregory L. Morris                                   By: Judson P. Doherty

Title: Chairman                                             Title: President

EXHIBIT A

New Section 3

3.         Compensation of the Advisor.  The Fund will pay to the Advisor an investment advisory fee (the “Fee”) equal to an annualized rate of 1.25% of the average daily net assets of the Fund up to $150 million, 1.00% of such assets over $150 million up to $500 million and 0.85% over $500 million.  The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information, and shall be paid to the Advisor by the Fund within five (5) days after such calculation.

AMENDMENT NO. 1 TO

INVESTMENT ADVISORY AGREEMENT

            THIS AMENDMENT to the Investment Advisory Agreement (the “Agreement”) by and between STADION INVESTMENT TRUST, a Delaware statutory trust (the “Trust”), on behalf of the STADION TRILOGY ALTERNATIVE RETURN FUND (formerly the Stadion Trilogy Fund), a series of shares of the Trust (the “Fund”), and STADION MONEY MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”), is made by and between the parties this 1st day of May, 2017.

            WHEREAS, to incorporate an additional fee breakpoint, the parties wish to amend the fee paid to the Advisor under the terms of the Agreement;

            NOW, THEREFORE in consideration of the mutual premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree to the following:

            1.         Section 3 of the Advisory Agreement is hereby amended and restated in the form attached hereto as Exhibit A.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

STADION INVESTMENT TRUST             STADION MONEY MANAGEMENT, LLC

/s/ Gregory L. Morris                                     /s/ Judson P. Doherty

By: Gregory L. Morris                                   By: Judson P. Doherty

Title: Chairman                                             Title: President

EXHIBIT A

New Section 3

3.         Compensation of the Advisor.  The Fund will pay to the Advisor an investment advisory fee (the “Fee”) equal to an annualized rate of 1.25% of the average daily net assets of the Fund up to $150 million, 1.00% of such assets over $150 million up to $500 million and 0.85% over $500 million.  The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information, and shall be paid to the Advisor by the Fund within five (5) days after such calculation.

AMENDMENT NO. 1 TO

INVESTMENT ADVISORY AGREEMENT

            THIS AMENDMENT to the Investment Advisory Agreement (the “Agreement”) by and between STADION INVESTMENT TRUST, a Delaware statutory trust (the “Trust”), on behalf of the STADION TACTICAL GROWTH FUND (formerly the Stadion Market Opportunity Fund), a series of shares of the Trust (the “Fund”), and STADION MONEY MANAGEMENT, LLC, a Delaware limited liability company (the “Advisor”), is made by and between the parties this 1st day of May, 2017.

            WHEREAS, to incorporate an additional fee breakpoint, the parties wish to amend the fee paid to the Advisor under the terms of the Agreement;

            NOW, THEREFORE in consideration of the mutual premises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties agree to the following:

            1.         Section 3 of the Advisory Agreement is hereby amended and restated in the form attached hereto as Exhibit A.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and the year first written above.

STADION INVESTMENT TRUST             STADION MONEY MANAGEMENT, LLC

/s/ Gregory L. Morris                                     /s/ Judson P. Doherty

By: Gregory L. Morris                                   By: Judson P. Doherty

Title: Chairman                                             Title: President

EXHIBIT A

New Section 3

3.         Compensation of the Advisor.  The Fund will pay to the Advisor an investment advisory fee (the “Fee”) equal to an annualized rate of 1.25% of the average daily net assets of the Fund up to $150 million, 1.00% of such assets over $150 million up to $500 million and 0.85% over $500 million.  The Fee shall be calculated as of the last business day of each month based upon the average daily net assets of the Fund determined in the manner described in the Fund’s Prospectus and/or Statement of Additional Information, and shall be paid to the Advisor by the Fund within five (5) days after such calculation.